                                                                Exhibit 10.53.1

                         STANDARD FORM COMMERCIAL LEASE


        1 & 2. PARTIES AND PREMISES. Sally A. Starr and Lisa A. Brown as Trustees of Massachusetts 955 Realty Trust for the benefit of 955 Massachusetts Avenue Associates, a Massachusetts limited partnership with a principal place of business at 39 Brighton Avenue, Boston, Massachusetts 02134, hereinafter called the Lessor, which expression shall include its heirs, successors, and assigns where the context so admits, does hereby lease to Renaissance Cosmetics, Inc., a Delaware corporation with a principal place of business at 675 Massachusetts Avenue, Cambridge, Massachusetts 02139, hereinafter called the Lessee, which expression shall include its successors, executors, administrators, and assigns where the context so admits, and the Lessee hereby leases the premises (the "Premises") consisting of approximately 2,055 square feet of rentable space having an address of 955 Massachusetts Avenue, Cambridge, Massachusetts 02139, located on the third (3) floor of the building (the "Building") situated at and numbered 955 Massachusetts Avenue, Cambridge, Massachusetts 02139 together with the right to use in common, with others entitled thereto, any existing hallways, stairways, and elevators, necessary for access to said Premises, and any existing lavatories nearest thereto.

        3. TERM. The term of this lease shall be a period of five (5) years from the Commencement Date, plus the Partial Month (as hereinafter defined), if any; and the term shall terminate on the "Expiration Date", which shall be the date which is sixty (60) months (plus the Partial Month, if any) after the Commencement Date, unless sooner terminated as may be provided herein. The first lease year shall consist of any partial calendar month following the Commencement Date (the "Partial Month") and the next twelve (12) calendar months. Each succeeding lease year shall commence upon the expiration of the prior lease year and shall consist of twelve (12) calendar months.

        The term "Commencement Date" as used herein shall mean the date that LESSOR delivers possession of the Premises to Lessee. Lessor shall deliver the Premises to Lessee "as is". The Commencement Date is estimated to be July 1, 1995, provided however, if Lessor fails to deliver possession of the Premises at the estimated date, the Lessor shall not be liable for any damages caused thereby, nor shall this lease be void or voidable, but the Commencement Date shall be delayed by the period of delay in the delivery of possession of the Premises. If this lease is extended or renewed, all references to "term" herein shall refer to the extension or renewal terms unless specifically designated otherwise.

        4. RENT. (A) Rent is payable in twelve (12) equal monthly installments in advance on the first day of each month during each lease year of the term at the office of The Hamilton Company, 39 Brighton Avenue, Boston, Massachusetts 02134 (and also at the early termination of this lease, a proportionate part of rent for any part of a month then unexpired). All rent checks shall be made payable to 955 MASS. AVE. If Lessor elects to accept rent after the seventh (7th) day of the month, interest will accrue on such sum at the rate of 1 1/2% per month until such time as it is paid.

        (B) The base rent for each year of the term (the "Base Rent") shall be as follows:

                LEASE YEAR              PER YEAR                PER MONTH

                Year One*               $41,100.00              $3,425.00
                Year Two                $41,100.00              $3,425.00
                Year Three              $41,100.00              $3,425.00
                Year Four               $41,100.00              $3,425.00
                Year Five               $41,100.00              $3,425.00


* Base Rent is also due for any Partial Month in Lease Year One, pro-rata based on the length of said Partial Month.

        5. SECURITY DEPOSIT. Upon the execution of this Lease by Lessee, the Lessee shall deposit with the Lessor the amount of Six Thousand Eight Hundred Fifty ($6,850.00) Dollars. This deposit shall be held by Lessor as security for payment of all rent and other sums of money payable for the term and for the faithful performance by Lessee of all other covenants and agreements; provided, however, that the Lessee shall have no right to require Lessor to indemnify itself from this deposit for any particular violation or default of Lessee, the use of this deposit to indemnify Lessor being within Lessor's sole discretion. If all or any part of the deposit is applied to an obligation of Lessee hereunder, Lessee shall immediately upon request by Lessor restore said deposit to its original amount. No interest shall be payable to Lessee on account of this deposit and Lessor may commingle the funds from this deposit with other of its funds. Upon any conveyance by Lessor of its interest under this lease, the deposit may be delivered by Lessor to Lessor's grantee or transferee (or accounted for by means of an adjustment between seller and buyer). Upon any such delivery or accounting, Lessee hereby releases Lessor of any and all liability with respect to the deposit, its application and return, and Lessee agrees to look solely to such grantee or transferee.

        This deposit, or any part thereof, not previously applied by Lessor, shall be returned to Lessee only after the Expiration Date or the date on which any renewal term expires, and only after Lessee has fully vacated the Premises, notwithstanding that this lease has been terminated by Lessor; it being the intention of the parties that this deposit shall secure Lessor not only as to default by Lessee before such termination, but also to secure Lessor from any deficiency of rent or other charges payable to Lessor by Lessee.

Provided that as of the beginning of the thirteenth (13th) month of the term, Lessee is not or has not been in default of this Lease beyond any applicable cure period and has paid installments of rent in a timely manner (on or before the date on which it is due), Lessor shall apply $3,425.00 of said security deposit towards Base Rent owed by Lessee for the thirteenth (13th) month of the original term of this Lease.

        6. RENT ADJUSTMENT.

        A TAX ESCALATION. For purposes of this Article "fiscal year" means the twelve (12) months ending on June 30; "fiscal base year" means the fiscal year ending June 30, 1995; "taxes" means all taxes and assessments levied by governmental authority against the Building and its associated land and personalty or taxes in lieu thereof; "Lessee's Share" means two and four thousand five hundred and seventeen ten-thousands (2.4517%) percent. If the taxes for any fiscal year (or portion of any fiscal year) occurring within the term after the fiscal base year exceed taxes for the fiscal base year (or exceed a pro rata portion of fiscal base year taxes in the event of a portion of a fiscal year being included within the term), then Lessee shall pay to Lessor the Lessee's Share of the excess as Additional Rent. Lessor will notify Lessee within thirty (30) days of receipt of tax bills of the amount of taxes and the Lessee's Share of excess taxes for the current fiscal year; Lessee shall pay Lessee's Share of the excess within 7 days of such notification. If Lessor later receives a reduction or refund on taxes resulting from abatement of such taxes by final determination of legal proceedings, settlement or otherwise, Lessee is entitled to Lessee's Share of the reduction or refund up to the amount of Additional Rent paid for such fiscal year less Lessee's share of expenses incurred by Lessor. If Lessor receives a refund or reduction in taxes for the fiscal base year, then taxes for the fiscal base year shall be measured by the abated amount.

        On the date this lease expires or is otherwise terminated, the entire additional rent on account of taxes and a proportionate share of the additional rent on account of taxes for the fiscal year during which such expiration or termination occurs shall immediately become due and payable by Lessee to Lessor. Such proportionate share shall be based upon the length of time this lease has been in existence during such latter fiscal year, and shall be estimated by Lessor based upon the most recent applicable data, adjusted when the actual date is available. Adjustments shall be made if the terms of this lease begins and/or ends on other than the first or last day of a fiscal year. In the event of Lessee's default, Lessee's obligation to pay any and all additional rent under this lease shall continue and shall cover all periods up to the Expiration Date.

        B. ADJUSTED RENT. Intentionally Deleted.

        7. UTILITIES. The Lessee shall pay, as they become due, all bills for electricity and other utilities (whether they are used for hot water or for other purposes) that are furnished to the Premises and separately metered, and all bills for fuel furnished to a separate tank servicing the Premises exclusively. The Lessor agrees to provide and to furnish cold water and reasonable heat and air conditioning (except to the extent that the same are furnished through separately metered utilities or separate fuel tanks as set forth above) to the Premises during normal business hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the Lessor's control.

        Lessor shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Premises as of the Commencement Date of this lease. In the event Lessee requires additional utilities or equipment, the installation and maintenance thereof shall be Lessee's sole obligation, provided that such installation shall be subject to the written consent of the Lessor.

        8. USE OF LEASED PREMISES. The Lessee shall use the Premises only for the purpose of a general office used for a business mass marketing and distributing fragrances, cosmetics, and artificial fingernails, but for no other purpose. Provided however, Lessee shall not conduct at the Premises any hazardous or dangerous activities or any activities posing uncommon, unusual or out of the ordinary level of risk to property or to persons. Moreover, Lessee shall not utilize at or bring on to the Premises any hazardous, dangerous or volatile substances.

        LESSOR MAKES NO WARRANTIES OR REPRESENTATIONS THAT THE PREMISES ARE FIT FOR A PARTICULAR USE OR PURPOSE, INCLUDING WITHOUT LIMITATION THE USE AS SPECIFIED HEREIN, EXCEPT AS OTHERWISE REQUIRED BY LAW.

        9. COMPLIANCE WITH LAWS. The Lessee acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the Premises are situated, or which tend to degrade the economic status of the building.

        10. FIRE INSURANCE. The Lessee shall not permit any use of the Premises which will make voidable any insurance on the property of which the Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The Lessee shall on demand reimburse the Lessor, and all other tenants, all extra insurance premiums caused by the Lessee's use of the Premises.

        11. MAINTENANCE.

        A. LESSEE'S OBLIGATIONS. The Lessee agrees to maintain the Premises in good condition, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging that the Premises are now in good order and the glass whole. The Lessee shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. Lessee shall obtain written consent of Lessor before erecting any sign on the Premises. Lessee shall be responsible for the maintenance, repair and replacement of all electrical, plumbing, heating, air conditioning, ventilation and other mechanical installations located entirely on or serving only the Premises.

        B. LESSOR'S OBLIGATIONS. The Lessor agrees to maintain the structure foundation, exterior and roof of the building of which the Premises are a part in the same condition as it is on the Commencement Date or as it may be put in during the term of this lease, reasonable wear and tear, damage (subject to Section 19 of this lease) by fire and other casualty only excepted, unless such maintenance is required because of the conduct of Lessee or those for whose conduct the Lessee is legally responsible. Lessor shall be responsible only for maintaining the building's mechanical and electrical systems which serve more than one unit.

        C. SNOW REMOVAL. The removal of snow and ice from sidewalks bordering upon the Premises shall be Lessor's responsibility. The preceding notwithstanding, Lessee shall be responsible for the prompt clean-up and removal from any common area of the Building or the grounds of any trash, debris or litter (including accumulation of cigarette butts) deposited by its employees, agents or contractors.

        12. ALTERATIONS - ADDITIONS. The Lessee shall not make structural alterations or additions to the Premises, but may make non-structural alterations provided the Lessor consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowable alterations shall be at Lessee's expense and shall be in quality at least equal to the present construction. Lessee shall not permit any mechanic's liens, or similar liens, to remain upon the leased Premises for labor and material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed at the direction of Lessee and shall cause any such lien to be released of record forthwith without cost to Lessor. Any alterations or improvements made by the Lessee shall become the property of the Lessor at the termination of occupancy as provided herein.

        13. ASSIGNMENT - SUBLEASING. Lessee shall not assign, sublet, underlet, mortgage, pledge or encumber (collectively referred to as "Transfer") this lease without Lessor's prior written consent, which consent shall not be unreasonably withheld. Lessor's refusal to consent to a Transfer for any use or purpose other than specifically stated in Paragraph 8 herein shall not be deemed to be an unreasonable withholding of consent.

        In the event the Lessee desires to Transfer this lease to a proposed Transferee to whom Lessor is required to give its reasonable consent pursuant to the foregoing paragraph, Lessor shall have the option of either (1) allowing Lessee to transfer this lease, in which case Lessee shall remain primarily liable upon all the terms, conditions and covenants hereof, will deliver to Lessor an instrument executed by the Transferee binding the same to the terms and provisions of this lease and will pay to Lessor the amount by which the sum of rent, additional rent due to taxes and all other money or consideration it received from a Transferee exceeds the sum of all monetary obligations which Lessee owes to Lessor for the period of such Transfer, or (2) terminating this lease and relieving Lessee of all its future obligations hereunder provided that upon receipt of written notice from Lessor of Lessee's intention to terminate the lease, Lessee may withdraw its request for consent in writing within one week of receipt of such termination notice, in which event this lease shall continue in full force and effect without any transfer of the same. In the event of such termination, Lessee shall be relieved of all future obligations hereunder as of the date of termination. In the event the lease is terminated, as hereinafter provided, Lessor shall be free to enter into a new lease with the proposed new tenant or anyone else on whatever terms and conditions it chooses.

        Consent by Lessor, whether express or implied, to any Transfer shall not constitute a waiver of Lessor's right to prohibit any subsequent Transfer, nor shall such consent be deemed a waiver of Lessor's right to terminate this lease upon any subsequent Transfer. Moreover, Lessor's acceptance of any name for listing on any Building directory will not be deemed, nor will it substitute for Lessor's consent, as required herein, to any sublease, assignment or other occupancy of the Premises.

        As used herein, the term "assign" or "assignment" shall be deemed to include, without limitation: (a) any transfer of the Lessee's interest in the lease by operation of law, the merger or consolidation of the Lessee with or into any other firm or corporation, or (b) the transfer or sale of a controlling interest in the Lessee whether by sale of its capital stock or otherwise.

        14. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the Premises are a part and the Lessee shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

        15. LESSOR'S ACCESS. The Lessor or agents of the Lessor may, at reasonable times, enter to view the Premises and remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as Lessor should elect to do and may show the Premises to others, and at any time within three (3) months before expiration of the term, may affix to any suitable part of the Premises a notice for letting or selling the Premises or property of which the Premises are a part and keep the same so affixed without hindrance or molestation.

        16. INDEMNIFICATION. The Lessee will save Lessor harmless, defend and will exonerate and indemnify Lessor, from and against any and all claims, liabilities or penalties:

(i) on account of or based upon any injury to person, or loss of or damage to property sustained on or occurring or emanating from the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person except Lessor, its employees, agents and independent contractors.

(ii) on account of or based upon any injury to person, or loss of or damage to property, sustained on or occurring elsewhere in or about the Building arising out of the use or occupancy of the Building or Premises by the Lessee or by any person claiming by, through or under Lessee, except where caused by the act, omission, fault, negligence or misconduct of Lessor, its employees, agents and independent contractors.

and in addition to and not in limitation of either of the foregoing subdivisions (i) and (ii);

(iii) on account of or based upon any work or thing whatsoever done on the Premises; except where caused by the negligence, fault or misconduct of Lessor, its employees, agents or independent contractors.

and, in respect of any of the foregoing, from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, or any action or proceedings; and in case any action or proceeding is brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall at Lessee's expense resist or defend such action or proceeding and employ counsel reasonably satisfactory to Lessor.

        17. LESSEE'S INSURANCE

        1. Personal Property. All risk (including that of casualty, theft, and any other harm, damage or loss) to Lessee's personal property and to the personal property of others held by Lessee, and the loss of use of the same, shall be borne solely by Lessee. As used herein, personal property includes, but is not limited to, all tangible and intangible goods and accounts, inventory, merchandise, fixtures, equipment and systems. Lessee shall purchase and maintain insurance in an amount adequate to repair or replace or otherwise cover its personal property (and the personal property of others held or leased by it or otherwise on the Premises) and the tenant improvements and interior finish and build-out to the Premises.

        Lessee is responsible for the replacement of any broken plate glass that is part of the Building covered by this lease.

        2. Comprehensive Commercial Liability Insurance. Lessee agrees to maintain throughout the term of the lease, Comprehensive Commercial Liability Insurance written on an occurrence basis. Such insurance shall include coverage for product/completed operations, personal injury, broad form property damage, host liquor, extended bodily injury and broad form contractual liability. The minimum limit of liability carried on such insurance shall be $1,000,000 combined single limit for each occurrence with any aggregate limit applying only to each of the following: products/completed operations, personal injury and contractual liability. However, if the policy contains a general policy aggregate or an aggregate which applies to coverages other than the aforementioned coverages, the Lessee shall purchase minimum limits of $1,000,000 per occurrence/$2,000,000 aggregate per location.

        3. Automobile Liability. Lessee agrees to maintain automobile liability insurance for owned, non-owned, and hired vehicles. The minimum limit of liability carried on such insurance shall be ($1,000,000.00) each accident, combined single limit for bodily injury and property damage.

        4. Workers Compensation. Lessee agrees to maintain workers' compensation insurance providing statutory limits including employer's liability insurance with current limits of $100,000.00 for each additional injury and, with respect to bodily injury by disease, $100,000.00 each employee and $500,000.00 per policy year.

        5. Umbrella Liability. Lessee agrees to maintain umbrella liability coverage with limits of $2,000,000.00 per occurrence. Umbrella coverage is to apply excess of the comprehensive commercial liability/automobile liability and employers liability coverages mentioned in section 2, 3, and 4 above.

        All insurance policies required in paragraphs 2, 3 and 5 above shall designate the Lessor and The Hamilton Company, as additional insureds. Lessee agrees that the insurance coverages required under sections number 1 through 5 above shall be written by a company or companies authorized to do business in the Commonwealth of Massachusetts with an A.M. Best's rating of "A-", VII or better. The liability coverage of the policies specified above in Paragraphs 2 and 5 shall cover all business activities conducted by Lessee at the Premises.

        Lessee agrees to furnish the Lessor with Certificates of Insurance prior to the beginning of the term of the lease. Renewal Certificates of Insurance shall be delivered to the Lessor at least fifteen (15) days in advance of each renewal date. Such certificates shall state that in the event of cancellation of material change written notification shall be given to the Lessor at least thirty (30) days in advance of such cancellation or material change. However, if Lessee, having used all reasonable efforts is unable to have such certificate so state, then at least such certificate shall state that in the event of such cancellation or material change in coverage, the insurer shall endeavor to mail written notice thereof to the Lessor at least ten (10) days prior to such cancellation or material change, and in such event Lessee shall promptly notify Lessor of any such cancellation or change upon receipt by Lessee of written notice from the insurer thereof.

        18. EMINENT DOMAIN AND DEMOLITION. If the Premises or any part thereof or the whole or any substantial part of the Building are taken for any street or other public use, by action of the City or other authorities, or if Lessor voluntarily elects to demolish the Building or any substantial part of the Building, except as a consequence of fire or other casualty damage, then this lease and the term shall terminate at the election of the Lessor. Lessor may elect so to terminate this lease even if the entire interest of the Lessee is divested by such a taking. If, as a result of a taking, the Premisses or any substantial portion thereof, or substantial access thereto, is taken such that the Premises is rendered unfit for its use, then Lessee may elect to terminate this lease (effective upon dispossession of the Premises or such substantial portion or access), and if not terminated or if less than a substantial portion of the Premises is taken, the rent shall be abated proportionately according to the nature and extent of the injury sustained by the Premises until the Premises and access thereto or, in the case of a taking, what may remain thereof, shall have been restored to a proper and tenantable condition, which restoration Lessor shall promptly conduct.

        Except for the Lessor's election voluntarily to demolish the Premises or Building, any election to terminate shall be made by Lessor or Lessee not later than thirty (30) days after Lessor receives notice of such taking or action or the occurrence of such damage. The Lessor reserves and excepts from this lease all rights to damages resulting from the taking for public use of the Premises or any portion thereof, or right appurtenant thereto, or privilege or easement in, through, or over the same, and by way of confirmation of the foregoing the Lessee hereby grants all rights to such damages previously accrued or accruing during the term to the Lessor, to have and to hold for the Lessor forever. Solely, in the case of Lessor's election voluntarily to demolish the Premises or Building as stated above in this Article, Lessor must give Lessee at least one (1) year prior to termination notice, after which this lease shall terminate and be of no further recourse to either party except as to rights and obligations incurred prior to the termination date.

        19. FIRE AND OTHER DAMAGE; SUBROGATION

        A. Fire and Other Damage - If the Building or any part thereof is partially damaged by fire or other casualty such that the Premises and the Building are not rendered substantially untenantable and Lessee is able to remain open for business, the damage thereto (except for damage to the Premise's interior finish and build-out and to Lessee's fixtures, property and equipment, for which Lessee shall be responsible) shall be restored by and at the expense of Lessor, and until such restoration shall be made, if the Premises are rendered substantially unfit for its use and purpose, the rent and other charges shall be subject to an abatement to the extent fair and equitable, except if such casualty was a result of the willful fault or negligence of Lessee, in which event there shall be no abatement of rent. Such restoration shall be made promptly by Lessor subject to delay which may arise by reason of adjustment of insurance, and for reasonable delay on account of "labor troubles" or any other cause beyond Lessor's control (excluding financial inability). Lessor shall not be liable for any inconvenience or annoyance to Lessee or for injury to the business of Lessee resulting from such excused delays.

        If the Building or the Premises is substantially damaged so as to be substantially untenantable by fire or other casualty, the rent and other charges shall be subject to an abatement to the extent fair and equitable as of the date of the fire or casualty, and continuing until Lessor completes its restoration obligations hereunder or until the term expires hereunder, except if such casualty was a result of the willful fault or negligence of Lessee, in which event there shall be no abatement of rent, and the Lessor shall promptly restore the same (excluding Lessee's interior finish and build-out and Lessee's fixtures, property, and equipment), unless Lessor decides not to restore, in which event the Lessor may, within sixty (60) days, after such fire or other cause, give Lessee a notice in writing of such decision and thereupon the term shall expire upon the thirtieth (30th) day after such notice is given, and the Lessee shall vacate the Premises and surrender the same to the Lessor. If the Building (excluding Lessee Improvements and Lessee's fixtures, property and equipment) is not in fact restored by Lessor within six (6) months after the fire or other casualty, the Lessee may terminate this Lease by written notice to Lessor within thirty (30) days after the end of the said six (6) month period.

        The provisions of this Article 19 shall govern in the case of damage or destruction of the Building or any part thereof and restoration thereof due to a fire or casualty notwithstanding any inconsistent provisions of this Lease.

        Notwithstanding anything to the contrary contained in this Article 19, the provisions hereof shall be subject and subordinate to the rights of institutions holding mortgages on the Building including the rights contained in any of Lessor's mortgage financing documents affecting the Building.

        B. Waiver of Subrogation - Lessor and Lessee hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, and irrespective of whether the releasor carries property insurance, provided, however, that this release shall be applicable and in force and effect only to the extent permitted by law and only with respect to loss or damage occurring during such time as such release does not adversely affect releasor's property insurance policies (if any) or prejudice the right of the releasor to recover thereunder. Lessor and Lessee each agree that it will request its insurance carriers to include in its policies, whether or not such policies are required hereunder, a clause or endorsement to the effect that any such release shall not adversely affect said policies or prejudice the right of releasor to recover thereunder. If extra cost shall be charged, each party will bear the amount of its extra cost. In any of Lessee's property insurance policies with respect to the premises which do not contain or which do not allow a waiver of subrogation rights, Lessee shall have Lessor designated thereon as an additional insured, and Lessee hereby agrees to defend, indemnify and hold Lessor harmless from any liability, loss, damage, or causes of action to which Lessor is subject due to or resulting from Lessee's failure to either maintain property insurance with waiver of subrogation rights or alternatively designate Lessor as an additional insured.

        20. DEFAULT AND BANKRUPTCY. The following shall constitute a default by Lessee under this Lease;

(a) The Lessee shall fail to make payment or any installment of rent or other sum herein specified and such failure shall continue for seven (7) days after written notice thereof, or

(b) The Lessee shall fail to observe or perform any other of the Lessee's covenants, agreements or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof or, if such default shall reasonably require longer than thirty (30) days to cure, shall not within said period commence and diligently proceed to cure such default; or

(c) The Lessee shall be declared bankrupt or insolvent according to law if a receiver shall be appointed to manage Lessee's affairs, or if any assignment shall be made of Lessee's property for the benefit of creditors,

        In the event of a default, the Lessor shall have the right thereafter, while such default continues to declare this lease ended without prejudice to any other remedy it may have. Any notice required to be given by Lessor for any failure of Lessee to pay rent or other sums (prior to said failure being deemed a default) shall be deemed satisfied by the serving by Lessor on Lessee at the Premises of a "notice to quit" so long as the same provides Lessee with the right to cure within at least five (5) days of service.

        21. LESSOR'S DEFAULT. Lessor shall not be deemed to be in default unless such default remains uncured for more than thirty (30) days following written notice from Lessee specifying the nature of such default, or such longer period as may be reasonably required to correct such default. Lessor's liability for maintenance and repair shall always be limited to the cost of making such repair or accomplishing such maintenance or repair. In no event shall Lessor be liable for consequential or any indirect damages. The provisions of this Section are subject to the provisions of Sections 18 and 19 dealing with eminent domain and fire and other casualty.

22. LESSOR'S REMEDIES. If this lease is terminated as provided in Section 20, Lessee shall forthwith pay to Lessor all sums which were due prior to the date of such termination and Lessee shall pay on the days originally fixed herein for the payment thereof amounts equal to the several installments of rent, adjusted rent, additional rent and any and all other charges as they would have become due if this lease had not been terminated.

        As a second alternative, at the election of Lessor, Lessee will, at the time of such termination, pay to Lessor, as liquidated damages, the amount of the excess, if any, of the present value at the time of termination of the total rent and other benefits which would have accrued to Lessor under this lease over and above the fair market rental value (in advance) of the Premises for the balance of the term. For the purpose of this paragraph, the total rent shall be computed by assuming that Lessee's Share of real estate taxes, operating costs and other charges would be the amount thereof (if any) for the immediately preceding year of the term.

        As a third alternative, upon any such termination, at Lessor's election, Lessor shall have the right to declare all installments of rent, additional rent and other charges payable hereunder for the next one (1) full year to be immediately due and payable as liquidated damages and not as a penalty.

        In addition to the foregoing (and whether or not the Lease is terminated upon a default), Lessee agrees (i) to indemnify and save Lessor harmless from and against all expenses together with interest at the rate of 1.5% per month which Lessor may incur in collecting such amount or in obtaining possession of, or in re-letting the Premises, or in defending any action arising as a result of or in connection with a default, including, without limitation, legal expenses, attorneys' fees, brokerage fees, and the cost of putting the Premises in good order or preparing the same for rental;
(ii) that Lessor may re-let the Premises or any part or parts thereof, either in the name of Lessor or otherwise or a term or terms which may, at Lessor's option, be less than or exceed the period which would otherwise have constituted the balance of the term and may grant concessions or free rent for a reasonable time. The failure of Lessor to re-let the premises or any part thereof shall not release or affect Lessee's liability for damage. Any suit brought to collect the amount of deficiency for any month shall not prejudice the right of Lessor to collect the deficiency for any subsequent month by a similar proceeding. Lessor may make such alterations, repairs, replacements and decorations on the Premises which in Lessor's sole judgement are advisable or necessary for the purpose of re-letting the Premises, and the making of such alterations or decorations shall not release Lessee from any liability. In the event the Premises are re-let by Lessor, Lessee shall be entitled to a credit in the net amount of rent received by Lessor, after deduction of all expenses incurred in connection with Lessee's default, re-letting the Premises and in collecting the rent, except in the event Lessor has chosen the second or third alternative as a remedy in which event Lessee shall not be entitled to any credit.

        Lessee further agrees that, if on the Expiration Date or other termination date, Lessee does not surrender the Premises or fails to remove any of its property from the Premises and Lessor obtains an order of eviction then Lessor may enter the Premises for the purpose of removing Lessee's goods and effects, without prejudice to any other remedies, and Lessor may remove and store such goods and effects at Lessee's expense, Lessee hereby granting Lessor an irrevocable power of attorney to accomplish same.

        23. NOTICE. Any notice from the Lessor to the Lessee relating to the Premises or to the occupancy thereof, shall be deemed duly served if left at the Premises by constable addressed to the Lessee, or if mailed to the Premises, registered or certified mail, return receipt requested, postage prepaid or if delivered by a national commercial express delivery service, addressed to the Lessee. Any notice from the Lessee to the Lessor relating to the Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the Lessor by registered or certified mail, return receipt requested, postage prepaid, or if delivered by a national commercial express delivery service addressed to the Lessor at such address as the Lessor may from time to time advise in writing. All rent shall be paid and notices shall be sent to the Lessor at 39 Brighton Avenue, Boston, Massachusetts 02134.

        24. SURRENDER. The Lessee shall at the expiration or other termination of this lease remove all Lessee's goods and effects from the Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the Lessee, either inside or outside the Premises). Lessee shall deliver to the Lessor the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in good condition, damage by fire or other casualty only excepted. If the lease term terminates by acceleration or expiration of time and Lessee does not surrender the Premises and remove his effects from the Premises, and Lessor obtains an order of eviction from a court, then Lessor may enter the Premises for the purpose of removing Lessee's goods and effects, without prejudice to any other remedies, and Lessor may remove and store such goods and effects at Lessee's expense, Lessee hereby granting Lessor an irrevocable power of attorney to accomplish the same.

        25. BROKERAGE. Lessor and Lessee each warrant and represent that it has not negotiated with any broker (other than Patrick Harrington of R.M. Bradley and Philip Vallely of The Hamilton Company) in connection with this lease and each party agrees to indemnify and hold the other party harmless if such warranty or representation shall be deemed untrue.

        26. HOLDOVER. If the Lessee remains on the Premises beyond the expiration or earlier termination of this lease, such holding over shall not be deemed to create any tenancy at will, but the Lessee shall be a tenant at sufferance only, at a daily rate equal to three (3) times the daily rent and other charges for the last year under this lease. However, all other conditions of this lease to be performed by Lessee shall continue in force.

        27. LIABILITY. Lessee hereby agrees that any judgment, decree or award obtaining against the Lessor which is related to this lease, the Premises or the Lessee's use or occupancy of the Premises or the building, whether at law or in equity, shall be satisfied out of the Lessor's equity in the land and building, and further agrees to look only to such assets and to no other assets of the Lessor for satisfaction. Lessor's liability for maintenance and repair shall always be limited to the cost of making such repair or accomplishing such maintenance or repair. In no event shall Lessor be liable for consequential or any indirect damages.

        28. NON-WAIVER PROVISION. No acceptance by Lessor of a lesser sum than the rent, additional rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any charge be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such installment or pursue any other remedy provided in this lease.

        29. LESSOR'S RULES AND REGULATIONS. Lessee shall abide by any reasonable rules and regulations as the Lessor may make from time to time, applicable to all Lessees of the Building and uniformly enforced. The Lessor, however, may change said rules or waive any or all of said rules in the case of any one or more Lessees. Nor shall the Lessor be responsible to the Lessee, or to the Lessee's agents, employees, servants, licensees, invitees, or visitors, for failure to enforce any of the rules and regulations or for the non-observance or violation of any of said rules and regulations by any other Lessee or by any other person, or for the nonobservance or violation of or failure to enforce or to perform the provisions of any other lease of any part of the Building. Notwithstanding the foregoing, however, Lessor shall use its best efforts to apply the rules and regulations to all Lessees with reasonable uniformity in conformity with their tenancies.

        30. NO OFFER TO LEASE. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document shall become effective and binding only upon the execution and delivery hereof by Lessor and by Lessee, and until such execution and delivery, Lessor shall not in any way be bound to enter into a lease with Lessee for the Premises.

        31. PARTIAL INVALIDITY. The invalidity of one or more phrases, sentences, clauses or articles shall not affect the remaining portions of this lease, and if any part of this lease should be declared invalid by the final order, decree or judgment of a court of competent jurisdiction, this lease shall be construed as if such invalid phrases, sentences, clauses or articles had not been inserted.

        32. ENTIRE AGREEMENT. This lease sets forth the entire agreement between the parties and cannot be modified or amended except in writing duly executed by the respective parties.

        33.  NO RECORDING.  This lease shall not be recorded.

        34. ADDENDA. The Addenda attached hereto numbered 1 through 4 are attached and incorporated herein by reference.

        35. TRUSTEE AS LESSOR. If the Lessor is a trust or a trustee or trustees, it is agreed that no trustee nor any beneficiary under any agreement or declaration of trust under which said trust exists or by virtue of which such trustees act, shall be personally liable under any of the covenants or agreements of the parties expressed herein or implied hereunder, or otherwise because of anything arising from or connected with the use and occupation of the demised Premises by the Lessee, and the parties agree that any and all claims arising or accruing to them hereunder shall be enforced and satisfied only against the assets and property of said trust and not in any case against said trustees or any of them or their successors in trust individually.

        36. AUTHORITY. If Lessee is a corporation, each person executing this Lease on behalf of the Lessee hereby covenants, represents and warrants that Lessee is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the Commonwealth of Massachusetts (a copy of evidence thereof to be supplied to Lessor upon request); and that each person executing this Lease on behalf of Lessee is an officer of Lessee and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Lessor (a copy of a resolution to that effect to be supplied to Lessor upon request).

        IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this _________________________ day of _______________________, 19 __.

        LESSOR: SALLY A. STARR AND LISA A. BROWN AS TRUSTEES
                OF MASSACHUSETTS 955 REALTY TRUST FOR THE BENEFIT
                OF 955 MASS. AVE. ASSOCIATES


        BY: ______________________________________________
            Sally A. Starr as Trustee and Not Individually



        BY: ______________________________________________
            Lisa A. Brown as Trustee and Not Individually


        ADDRESS:  39 Brighton Avenue, Boston, MA  02134




        LESSEE: RENAISSANCE COSMETICS, INC.



        BY: /s/ Thomas V. Bonoma
            ----------------------------------------------
            Thomas V. Bonoma, President


        ADDRESS:  675 Massachusetts Avenue, Cambridge, MA 02139

ADDENDUM #1: RULES AND REGULATIONS


        1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Lessee or used for any purpose other than for ingress to and egress from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Lessor. There shall not be used in any space, or in the public hall of the building, either by a Lessee or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If the Premises are situated on the ground floor of the Building, Lessee thereof shall further, at Lessee's expense, keep the sidewalks and curb in front of said Premise clean and free from ice, snow, dirt and rubbish.

        2. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose clerks, agents, employees or visitors, shall have caused it.

        3. No Lessee shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

        4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Lessor.

        5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Lessee on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Lessor, except that the name of Lessee may appear on the entrance door of the Premises. In the event of the violation of the foregoing by any Lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal to Lessee or Lessees violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Lessee by Lessor at the expense of such Lessee, and shall be of a size, color and style acceptable to Lessor.

        6. Except with prior written consent of Lessor and as Lessor may direct, no Lessee shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part or cut or string wires, lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

        7. Except with the prior written consent of Lessor, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Lessee, nor shall any changes be made in existing locks or mechanism thereof.
If requested, Lessee shall provide Lessor with a copy of a key for all new locks or bolts. Each Lessee shall, upon the termination of his tenancy, restore to Lessor all keys either furnished to or otherwise procured by, such Lessee. In the event of the loss of any keys furnished to Lessee, Lessee shall pay to Lessor the cost thereof.

        8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only on the freight elevators and through the service entrances and corridors or in an alternative way approved by Lessor and only during hours and in a manner approved by Lessor.

        9. Canvassing, soliciting and peddling in the Building is prohibited and each Lessee shall cooperate to prevent the same.

        10. Lessor shall have the right to prohibit any advertising by any Lessee which, in Lessor's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

        11. Except for those items necessary for the cleaning and maintenance of Lessee's business, including office supplies, which shall be property stored to minimize the risk of fire and explosion, Lessee shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other process, or any unusual or other objectionable odors to permeate in or emanate from the Premises.

ADDENDUM #2: LESSOR'S IMPROVEMENTS

Prior to the Commencement Date, Lessor shall make renovations and improvements to the Premises according to the plans and specifications to be attached hereto as an exhibit and initialed by both Lessor and Lessee. These renovations shall be made in compliance with all applicable laws and governmental regulations and at Lessor's expense unless otherwise agreed.

These renovations and improvements shall consist of the following:

        (a) See Plans Attached.

Lessor shall provide Lessee with plans for these improvements at its earliest possible convenience solely for the purpose of Lessee's information.

In the case of any delay in connection with the improvements and renovations, the Commencement Date shall be extended as provided in Article 3 herein for the period of such delays as provided in Article 3 herein unless Lessor and Lessee agree that Lessee can occupy the Premises prior to substantial completion at a rent to be agreed upon. Provided, however, in such event, Lessee shall not use the Premises in such manner as will increase the cost of completion and agrees that it shall pay Lessor an amount equal of 1/365th of the Minimum Rent for any delay caused by Lessee or anyone employed by it, for each day of such delay. Under no circumstances whatsoever shall Lessor be liable to Lessee for any indirect or consequential damage caused by such delay.

Aside from those improvements specifically enumerated above, Lessee accepts Premises "as is".

ADDENDUM #3: OPTION TO EXTEND AT MARKET

Lessee, having at all times faithfully performed all of the terms and conditions of this lease such that Lessor has not sent to Lessee more that one
(1) written notice pursuant to Section 20 of this Lease during any Lease Year during the original term, and not being in default, shall have the option to extend this lease under the same terms and conditions of this lease except for rent, adjustments to rent, and tax clause, and except for this one (1) option, for five (5) years, provided Lessee complies with the provisions stated below:
The time periods herein set forth are of the essence, and the requirements for the exercise of this option shall be strictly construed.

a. Upon Lessor's receipt of written notice, sent by certified mail return receipt requested, from Lessee that Lessee wishes to extend on or before six
(6) months prior to the Expiration Date (which time period is deemed of the essence), Lessor shall, within (30) days of such notice by the Lessee, notify the Lessee of the proposed minimum rent, adjusted rent and additional rent due to taxes for the extension term.

b. Within thirty (30) days after receipt of Lessor's proposed terms, Lessee will notify Lessor in writing either of its acceptance of the proposed terms, or of its rejection of the proposed terms. Lessor's failure to receive Lessee's written notice within the prescribed period shall be deemed a rejection.

c. After Lessee's rejection of Lessor's proposal for an extension term, if Lessor receives a bona fide offer from a new Lessee for a new lease for the Premises (which may include additional space in the Building) on rent terms less favorable to Lessor which Lessor intends to accept, Lessee shall have a "right of refusal" to enter into an extension with Lessor upon the same rent terms set forth in the proposed lease with such bona fide new tenant, provided Lessee executes an extension agreement within five (5) days of Lessee's receipt of such a proposed extension agreement from Lessor. In the event that Lessor receives a bona fide offer on rent terms the same or more favorable to Lessor, Lessor shall not be obligated to offer Lessee a "right of first refusal".

d. If, for whatever reason, Lessee has not in fact extended this lease within the period ending thirty (30) days before the Expiration Date, this option shall expire and Lessee shall have no further right to extend its tenancy beyond the Expiration Date. In this event Lessor shall be free to rent the Premises to whomever it chooses, on any terms it chooses, free and clear of this option.

ADDENDUM #4: OPERATING EXPENSES

Lessee shall pay to Lessor as additional rent Lessee's proportionate share of any increase in annual Operating Expenses for the Building over the base of the actual Operating Expenses for calendar year 1995 within ten (10) days of notification after the end of each calendar year or any portion thereof. Lessor shall furnish to Lessee a statement showing the total Operating Expenses for the Premises for the year just ended and Lessee's share thereof. Lessee shall pay to Lessor the amount of Lessee's share of such expenses within ten (10) days after receipt of the statement. Lessee's share of Lessor's Operating Expenses for the Premises is hereby defined to be that proportion of such expenses which rentable floor space within Lessee's Premises bears to the total rentable floor space of the Building which is hereby calculated to be two and four thousand five hundred and seventeen ten-thousandths (2.4517%) percent of the total Operating Expenses.

Lessor's standard "Operating Expenses" at the Building shall include any and all costs of any kind, paid or incurred by Lessor in connection with the operation of the property, including without limitation, all expenses incurred in operating, managing, cleaning, equipping, protecting, lighting, decorating, repairing, replacing and maintaining the Premises and Building. The costs shall include, without limitation, insurance, management fees, elevator repairs and services, janitorial services, rubbish removal, snow plowing of drives and parking lots, maintenance of roadways, walks and parking and loading areas, fertilization, mowing and watering of lawns, care of shrubbery and general grounds upkeep and the cost of utilities for provision of Common Area services (such as but not limited to parking lot lighting, common area lighting, heating and air conditioning, security systems and property identification sign).